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                                 Exhibit 8(c)(1)
                   Amendment No. 1 to Participation Agreement

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                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Western Reserve Life Assurance Co. of Ohio and Access Variable Insurance Trust hereby amend the Participation Agreement ("Agreement") dated May 1, 2003, by doing the following:

     The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective the 22nd day of September 2003.

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO


By:               /s/ Priscilla I. Hechler
         --------------------------------------------
Name:    Priscilla I. Hechler
Title:   Assistant Vice President and Assistant Secretary

ACCESS VARIABLE INSURANCE TRUST

By:               /s/ Michael V. Williams
         -----------------------------------
         Michael V. Williams
         President

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                                   Schedule A

                   Separate Accounts and Associated Contracts

AVIT Portfolios:
         Potomac Dow 30 Plus Portfolio
         Potomac OTC Plus Portfolio
         Access U.S. Government Money Market Portfolio
         Wells S&P REIT Index Portfolio

       Name of Separate Account and                    Contracts Funded
Date Established by Board of Directors               By Separate Account

WRL Series Life Account (est. July 16, 1985)

WRL Freedom Elite Advisor                                     VL30
WRL Freedom Wealth Protector                                  JLS01
WRL Freedom Elite Builder                                     VL95
WRL Xcelerator                                                VL07

WRL Series Annuity Account (est. April 12, 1988)

WRL Freedom Premier                                           WL18
WRL Freedom Premier II                                        VA30
WRL Freedom Enhancer                                          VA25
WRL Freedom Enhancer II                                       VA32
WRL Freedom Access                                            WL17
WRL Freedom Access II                                         VA31
WRL Freedom Wealth Creator                                    VA16
WRL Freedom Select                                            JA01
WRL Freedom Attainer                                          VA00010
WRL Freedom Bellwether                                        VA00010
WRL Freedom Conqueror                                         VA00010
WRL Freedom Variable Annuity                                  VA.02.06.88

Separate Account VA U (est. August 4, 2003)

WRL Freedom Navigator                                         AV922 101 177 703